Exhibit 5.1

December 4, 2018

12670 High Bluff Drive

San Diego, California 92130

Tel: +1.858.523.5400 Fax: +1.858.523.5450

www.lw.com

FIRM / AFFILIATE OFFICES

Beijing              Moscow

Boston              Munich

Brussels            New York

Century City    Orange County

Chicago            Paris

Dubai                Riyadh

Düsseldorf        Rome

Frankfurt          San Diego

Hamburg          San Francisco

Hong Kong      Seoul

Houston            Shanghai

London             Silicon Valley

Los Angeles     Singapore

Madrid             Tokyo

Milan               Washington, D.C.

ChemoCentryx, Inc.

850 Maude Avenue

Mountain View, CA 94043

Re:	Registration Statement on Form S-3 (No. 333-210731); Shares of Common Stock, par value $0.001 per share, having an aggregate offering price of up to $75,000,000

Ladies and Gentlemen:

We have acted as special counsel to ChemoCentryx, Inc., a Delaware corporation (the “Company”), in connection with the sale through Piper Jaffray & Co. (“Piper Jaffray”) as the sales agent from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000, to be issued pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 13, 2016 (Registration No. 333-210731) (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement dated December 4, 2018 filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”) (together with the Base Prospectus, the “Prospectus”), and that certain Equity Distribution Agreement, dated as of December 4, 2018, by and between the Company and Piper Jaffray (the “Equity Distribution Agreement”).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act, in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

December 4, 2018

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Equity Distribution Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated December 4, 2018 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP